SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (date of event reported): September 29, 1999



                               SILVER DINER, INC.
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             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-24982



           DELAWARE                                     04-3234411
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(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)


                 11806 Rockville Pike, Rockville, Maryland 20852
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                    (Address of principal executive offices)


                                 (301) 770-0333
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                         (Registrant's telephone number)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  (a) Following Registrant's merger with and into Silver Diner Development, Inc. ("SDDI"), Registrant retained Deloitte & Touche LLP ("Deloitte & Touche") to audit its financial statements for the years ended December 29, 1996, December 28, 1997 and January 3, 1999. Deloitte & Touche recently submitted a fee proposal to audit Registrant's financial statements for the current fiscal year. Based thereon, the Registrant's Board of Directors and Audit Committee, in an attempt to reduce substantially Registrant's audit costs, talked to a number of accounting firms and on September 29, 1999, the Registrant notified Deloitte & Touche of its dismissal as Registrant's independent auditors and the retention of Reznick Fedder & Silverman, P.C. ("Reznick") as its independent auditors for the current fiscal year.

         During the fiscal years ended December 29, 1996, December 28, 1997 and January 3, 1999 and through the date of termination on September 29, 1999, the Registrant has had no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, had they not been resolved, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its report.

                  (b) On September 29, 1999, the Registrant engaged Reznick to audit the financial statements of the Registrant for the year ending January 2, 2000. Reznick served as the independent auditors of SDDI prior to its merger with Registrant on March 27, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Not Applicable
                  (b)      Not Applicable
                  (c)      Exhibits
                           16 - Letter from Deloitte & Touche LLP

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SILVER DINER, INC.
                                     (Registrant)


Date:  October 6, 1999               By:  /s/ Craig Kendall
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                                         Craig Kendall
                                         Chief Financial Officer
                                         (Duly Authorized Officer and Principal
                                         Financial and Accounting Officer)